SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [   ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[X]	Soliciting Material Pursuant to § 240.14a-12

Dell Inc.
(Name of Registrant as Specified In Its Charter)

CARL C. ICAHN
ICAHN PARTNERS LP
ICAHN PARTNERS MASTER FUND LP
ICAHN PARTNERS MASTER FUND II LP
ICAHN PARTNERS MASTER FUND III LP
ICAHN ENTERPRISES G.P. INC.
ICAHN ENTERPRISES HOLDINGS L.P.
IPH GP LLC
ICAHN CAPITAL L.P.
ICAHN ONSHORE LP
ICAHN OFFSHORE LP
BECKTON CORP.
HIGH RIVER LIMITED PARTNERSHIP
HOPPER INVESTMENTS LLC
BARBERRY CORP.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

[   ]          Fee paid previously with preliminary materials.

[   ]          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

On June 24, 2013, Carl C. Icahn and affiliated entities presented the materials attached herewith as Exhibit 1 to Institutional Shareholder Services Inc.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN, SOUTHEASTERN ASSET MANAGEMENT, INC. AND THEIR RESPECTIVE AFFILIATES FROM THE STOCKHOLDERS OF DELL INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF DELL INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY CARL C. ICAHN AND HIS AFFILIATES ON MAY 10, 2013, AS AMENDED THROUGH THE DATE HEREOF (THE “ICAHN SCHEDULE 13D”) AND THE SCHEDULE 13D FILED BY SOUTHEASTERN ASSET MANAGEMENT, INC. AND ITS AFFILIATES ON FEBRUARY 8, 2013, AS AMENDED THROUGH THE DATE HEREOF (THE “SOUTHEASTERN SCHEDULE 13D”). EXCEPT AS OTHERWISE DISCLOSED IN THE ICAHN SCHEDULE 13D AND THE SOUTHEASTERN SCHEDULE 13D, THE PARTICIPANTS HAVE NO INTEREST IN DELL INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK OF DELL INC. AS DISCLOSED IN THE ICAHN SCHEDULE 13D AND THE SOUTHEASTERN SCHEDULE 13D.

Southeastern
Asset Management, Inc.®

*Advisor to*
*Longleaf*
*Partners Funds*

Presentation to ISS Opposing the Proposed
Dell Take-Private Transaction

June 24, 2013

• Evercore Partners, the advisor to the Board’s Special Committee, has reported to the board of Dell that, based on projections by the
 Boston Consulting Group, the advisor to Dell, Silver Lake could realize an average annualized rate of return of up to 44.7% and Michael
 Dell could realize an average annualized rate of return of up to 50.1%(1) during the next 4 to 5 years on their investment in the Michael
 Dell/Silver Lake take-private transaction now presented for stockholder consideration and action at the special meeting of Dell stockholders on July 18.
• In light of the Boston Consulting Group projections and Evercore estimates, Icahn and Southeastern believe the board of directors of Dell should have acted to secure those gains for stockholders.  Instead, it agreed to a break-up fee of up to $450 million and a protective
 Merger Agreement for the Michael Dell/Silver Lake transaction, which have the effect of dampening third-party interest in Dell and which
 Icahn and Southeastern view as highly inappropriate under the circumstances.
• Icahn and Southeastern believe that it would be a sad outcome for stockholders and would reflect poorly on all who are involved in this process if, after purchasing shares at what Icahn and Southeastern perceive to be a substantially undervalued price, Michael Dell and
 Silver Lake earned Evercore’s estimated returns on their investment and that it would be even worse if Dell were sold (or broken up) by
 Michael Dell and Silver Lake in a transaction or transactions with one or more strategic acquirers in the near future and for a very large profit.
• Icahn and Southeastern believe the board could have done more - much more - to afford stockholders an opportunity to achieve the very same gains now pursued by Michael Dell and Silver Lake.  However, Dell instead appears to be engaging in a campaign to highlight
 Dell’s bleak outlook in the PC market, obscuring the robust performance and future of the ~$13 billion in acquisitions Dell has made in recent years, which were paid for by Dell’s current owners. Icahn and Southeastern believe that Dell is conducting this campaign to prompt stockholders into supporting what Icahn and Southeastern believe is a bad deal for stockholders and a very good deal for Michael
 Dell and Silver Lake.
• It is interesting to note that, in the recent past, rather than emphasize the negatives of the PC business, Dell has highlighted the strengths of the Enterprise Solutions business - accelerated growth, strong margins, and recurring revenues.  We look forward to the results of the discovery in the current stockholder action against Dell to better understand the financial outlook that Michael Dell/Silver
 Lake are sharing with lenders in comparison to the dire picture they are now painting for stockholders.
• Icahn and Southeastern believe that Dell’s owners deserve better and can achieve more by voting against the Michael Dell/Silver Lake transaction and by electing new directors who will act to secure for stockholders the very same gains that Michael Dell and Silver Lake hope to lock in for themselves.

The Case for Protecting Stockholders at Dell

(1) Evercore Partners 2/4/13 presentation to the Board.

• Michael Dell and Silver Lake would not pursue a take-private transaction unless they thought it was a good deal for them
 ➢ Silver Lake has delivered a gross IRR of 27% since inception(1)

• Icahn and Southeastern believe that:
 1. The take-private transaction substantially undervalues the Company
 2. The Enterprise Solutions Group (ESG) and Dell Services businesses are the future of Dell
 3. Stockholders have funded the Company’s turnaround and should be given the opportunity to benefit from their investment
• Icahn and Southeastern believe that the sale process could not maximize value:
 – A go-shop process seldom results in a superior proposal in management-led buyouts
 – The Merger Agreement’s restrictive definition of a “superior proposal” would exclude most, if not all, leveraged recapitalization transactions, despite the fact that such transactions could be economically superior and would give stockholders the option of sharing in the Company’s future

Overview

We believe the take-private transaction substantially undervalues Dell while superior alternatives exist.
(1) Reuters article 4/18/13, Silver Lake Raises $10.3 Billion Private Equity Fund.

Dell’s Strategic Rationale

Total Returns Since January 31, 2007
200%
'07
'08
'09
'10
'11
'12

Michael Dell returned to the CEO position on January 31, 2007. During his tenure, both Dell’s stock price and PC business have significantly underperformed.

Michael Dell’s Contribution
Company	Total Return
Lenovo	141%
IBM	113%
EMC	74%
ASUSTeK	29%
S&P 500	11%
Hewlett-Packard	(38%)
DELL	(44%)

PC Market Share Since Michael Dell's Return
Company	2007	2008	2009	2010	2011	2012	% Growth in Market Share Since 2007
Lenovo	7.4%	7.2%	8.1%	9.7%	13.0%	14.8%	100%
Acer	8.9%	11.1%	13.0%	12.9%	11.2%	10.4%	17%
Hewlett-Packard	18.2%	18.4%	19.3%	17.9%	17.2%	16.0%	(12%)
DELL	14.3%	14.3%	12.2%	12.0%	12.1%	10.7%	(25%)
Source: Gartner.
DELL Total Return vs. Peers Since Michael Dell’s Return

Source: FactSet as of 6/21/13

| | Firm | Year | Challenges | Tactics Used |
|---|---|---|---|---|
| Success | Apple | '97 | • Share loss, driven by poor product | • Install new leadership team<br>• Streamline product line and major investment in R&D<br>• Build integrated ecosystem: device, software, content |
| | IBM | '93 | • Share loss in PC business<br>• Declining market | • Exit PC business<br>• Aggressively enter high-margin software and services<br>• Transform legacy culture |
| | PHILIPS | '90 | • Low-growth market<br>• Margin erosion driven by competition | • Focus on growing, high-margin BUs; shed remainder of historical core businesses<br>• Control costs and globalize organization |
| Still in Transition | hp | '06 | • Share loss<br>• Margin erosion | • Grow through large, expensive add-on acquisitions<br>• Leverage PC unit for cash, attempt few (failed) innovations<br>• Change leadership when strategy didn't deliver results |
| | xerox | '07 | • Declining printing market<br>• Share loss due to new competition | • Expand from printing to broader "document management"<br>• Shift into new business processes and IT outsourcing<br>• Gradually wind down printing business without major shifts |
| Failure | NOKIA | '08 | • Share loss (high end) driven by poor product<br>• Margin erosion (low end) | • Remained focused on legacy feature phones despite evidence of shift to smart phone trend<br>• Attempted in-house OS, then exited & partnered w/ MSFT |
| | Kodak | '97 | • Declining film market<br>• Business model (Gillette-style) becoming obsolete | • Attempted to preserve analog photography profits through major cost cuts<br>• Gradually pushed into digital, but without clear vision |

Transformation Can Continue as a Public Company
Source: Boston Consulting Group 12/5/12 presentation to the Board.
Dell’s own management consultant highlighted several public company transformations.
Our Comments
These transformations failed
because of a continued focus
on legacy products. Dell has
spent approximately $13Bn on
acquisitions to prevent a
similar fate.
Apple’s market capitalization
increased from a low of $1.7Bn in
July ‘97 to a peak of $658Bn in
September ‘12 as the company
reinvented itself.
Louis Gerstner’s decision to
diversify away from mainframes
was more significant than the
decision to exit the PC business.
Meg Whitman has been clear in
her communications that HP’s
transformation will take time and
has conditioned stockholders to
accept the short-term pain in
exchange for long-term benefit.
The stock has appreciated over
100% since its November ‘12
low.

# Believe many of the "take-private" value levers could (in principle) be applicable to Dell as public company

| Potential value levers | Description | Applicable to public? |
|---|---|---|
| A "Commit to win" in Core Denali | • Maximize life cycle cash flow $, not margin percent<br>• Drive share to preserve scale (e.g. $450 product, Tier 4-6 China, etc)<br>• Move decision making center of organization to Asia | ✓<br>✓<br>? |
| B Drive organic growth in New Denali | • Integrate products to create differentiated solution for clients<br>• Increase focus on advantaged mid-market segment<br>• Segment and upgrade selling organization, build solutions approach | ✓<br>✓<br>✓ |
| C Implement aggressive cost takeout | • Aggressively implement simplification and cost take-out (NDBM)<br>• Program-manage large-scale cost reduction programs<br>• Delayer the organization | ✓<br>✓<br>✓ |
| D Align org and talent | • Create COO, recruit / change senior talent to align with strategy<br>• Align external reporting with internal roles, resourcing, and metrics<br>• Drive strong execution discipline, with focus on the "6-8 key priorities" | ?<br>✓<br>✓ |
| E Tightly align management incentives | • Remove quarterly EPS constraint, drive towards 3-6 yr exit profile<br>• Require mgt purchase of equity (money at risk, not options) | ?<br>? |
| F Ensure discipline of capital allocation | • Revisit M&A activity – ensure clear investment thesis for acquisition<br>• Drive integration of existing acquisitions | ✓<br>✓ |
| G Enhance capital strategy | • Increase debt leverage to boost equity returns<br>• Access OUS cash tax-efficiently<br>• Arbitrage valuation multiple (buy low, sell high) | ?<br>✗<br>✗ |

22

Dell’s Strategic Rationale

Dell’s own management consultant found little strategic rationale to take Dell private.
Source: Boston Consulting Group 12/5/12 presentation to the Board.

Questions to Dell’s Stockholders

 • Do Dell’s owners need the Board or Michael Dell to protect them from the risks of an alternative transaction as proposed by Icahn and Southeastern(1), or do
 Dell’s owners need to protect themselves from an opportunistic purchase by
 Michael Dell and Silver Lake?
 • We find it difficult to believe that Dell’s owners - including many of the world’s leading institutional investors, hedge funds and other sophisticated investors -
 are incapable of absorbing the risks associated with a conservatively leveraged balance sheet, when Michael Dell and Silver Lake are eagerly seeking to do just that and much more.
 • Why is the Board pushing a deal that would force stockholders to sell their shares at what Icahn and Southeastern perceive to be a substantially undervalued price? Haven’t Dell’s owners earned the right to share in the substantial potential returns on investment estimated by Evercore for Michael
 Dell and Silver Lake?
(1) Any alternative proposal by Icahn and Southeastern would be contingent upon the proposed take-private transaction being defeated, the election of a new Dell Board of
 Directors, and approval by that new Board.

The Dell Special Committee, which approved the proposed management buyout, does not have significant stock ownership.

Ownership Interest of the Special Committee

Total Beneficial
Ownership
Alex Mandl
133,127
Laura Conigliaro
28,762
Janet Clark
28,762
Ken Duberstein
12,716
Total
203,367
% of Shares Outstanding:
0.01%
Special Committee Ownership
Source: Dell Proxy Statement filed 5/31/13.
• Special Committee only owns an
 aggregate of 203,367 shares
• The current market value of those shares
 is $2.7MM
• This represents 0.01% of diluted shares
 outstanding

Other significant investors have publicly stated their unhappiness with the proposed management buyout and are very capable of evaluating any potential long-term risks of the business.

Opposition to the Management Buyout Offer

	% of Public Float(1)(2)	% of Shares Outstanding(2)	Shares in Millions(2)
Icahn Enterprises	10.28%	8.68%	152.5
T. Rowe Price	4.85%	4.09%	71.9
Southeastern Asset Management	4.83%	4.08%	71.7
Yacktman Asset Management	1.00%	0.85%	14.9
Pzena Investment Management	0.87%	0.73%	12.9
Total	21.83%	18.43%	323.9
Stated Opposition
(1) Excluding shares held by Michael Dell.
(2) Based on most recent filings.
Source: Bloomberg.

The Case for Dell’s Future

Dell’s long-term stockholders have funded the Company’s turnaround and we strongly believe they should be given the opportunity to benefit from their investment.

It is Not About the PC …
	Business Unit	Approx. Deal Value ($MM)		Closing Date
EqualLogic	Storage (ESG)		$1,400	January 2008
Perot Systems	Services		3,600	November 2009
SecureWorks	Services		600	February 2011
Compellent	Storage (ESG)		880	February 2011
Force 10	Networking (ESG)		660	August 2011
SonicWall	Services		1,200	May 2012
Wyse	Servers (ESG)		1,000	May 2012
Quest Software	Software		2,400	September 2012
Other	Various		~1,300	--
	Total	$	~13,000
Non-PC acquisitions made to reposition the Company as an
end-to-end solutions provider
Value of Recent Transactions
• It is not about the PC… it is not about the PC…
 it is not about the PC…
• Dell management has been executing an M&A
 strategy aimed at moving away from PCs and
 towards higher growth and higher margin
 Enterprise Solutions
• Dell has spent approximately $13 billion(1) (over
 $7 per share) on this strategy, which:
 ➢ Will benefit from the same cloud and mobility
 trends that are negatively impacting the PC
 business
 ➢ Will benefit from the heavy R&D investments
 being made by Dell right now
• At the June 2012 Analyst Meeting, CFO Brian
 Gladden noted that Dell is delivering on its 15%
 IRR target for acquisitions. Public comments at
 the end of 2012 confirm this.
Source: Company presentations and reports.
(1) Source: Company presentations and reports.

## Inorganic growth success

Developing track record generating good return on investments

| ~$10.3B | 18 | $9.3B | ~90% | 15%+ |
|---|---|---|---|---|
| Cash Used to Fund M&A Transactions | Companies Acquired | Post-Acquisition Revenue | Post-Acquisition Avg Revenue CAGR** | IRR Target for M&A Business Cases |
| FY08 – Today* | FY08 – Today* | FY09 – FY12* | Representative Portfolio** | |

| Information & Insight | Agile & Efficient IT Ops | Security & Systems Management | Services |
|---|---|---|---|
| EqualLogic, Compellent, Exanet, Ocarina Networks | Scalent, Force10, RNA Networks, Wyse | SecureWorks, KACE, SonicWALL, AppAssure | Perot Systems, InSite One, Boomi, Clerity, Make Technologies |

*Includes all acquired companies shown in logos below plus CIT Canada
**Average CAGR calculated from first full quarter post-acquisition to Q4 FY12, includes EqualLogic, Perot, KACE, Boomi, InSiteOne, Compellent and SecureWorks; 41% weighted average CAGR

2012 Dell Financial Analyst Meeting DELL

“The acquisitions we've made over last three years, the compound growth rate associated with those over that time period has been greater than 90%. So there is no question to not only do we get the revenue from the acquired entity, but our success today in investing in those assets and growing them has been very strong.”
 David Johnson
Former Senior VP Strategy & Business Development
CLSA Investor Forum 9/12/12

Dell’s Acquisitions

Source: Dell 2012 Analyst Meeting presentation.

In our opinion, Michael Dell and his partners at Silver Lake want to capture the upside of the Company’s recent strategic investments and growth initiatives in Enterprise Solutions.
Enterprise Solutions(1) is the Future
• In Q1, Enterprise Solutions accounted for 65% of segment operating income:
 ➢ Enterprise Solutions Group’s operating income increased 71%
 ➢ Dell Services revenue grew 2% even as PC revenue declined 10%
 ➢ Enterprise Solutions accounted for 65% of operating income despite the fact that Dell
 Software reported a loss due to accounting associated with acquisitions:
• We believe Enterprise Solutions will continue to contribute an outsized portion of Dell’s operating income as compared to Enterprise Solutions’ total revenue contribution
• We believe that, at the completion of this transformation, Dell’s future owners will realize valuation multiples significantly higher than those reflected in today’s stock price due to the higher percentage of higher growth and higher margin non-PC earnings
(1) Also known as NEW Dell. Includes the Enterprise Solutions Group, Dell Software, and Dell Services.
(2) TechWeekEurope article 6/20/13, Software Will Make A Quarter of Dell’s Profits - Swainson.

 “In a public company the accounting rules associated with acquisitions are quite onerous.
 You have to take a lot of write-offs upfront, and basically take a haircut on the deferred income like maintenance revenue…That makes it very difficult for a software business acquisition to look profitable in the short term.”(2)
  John Swainson, President Dell Software

# Productivity Cost Take-Out

*Confidential*

*($ in millions)*

## Summary of Productivity Cost Take-Outs (1)

| Efficiency Type | Potential Savings | Effective 25% | Effective 50% | Effective 75% |
|---|---|---|---|---|
| COGS | ($[***]) | ($[***]) | ($[***]) | ($[***]) |
| Marketing | ([***]) | ([***]) | ([***]) | ([***]) |
| End User Computing Sales | ([***]) | ([***]) | ([***]) | ([***]) |
| New Denali Sales (2) | ([***]) | ([***]) | ([***]) | ([***]) |
| R&D | ([***]) | ([***]) | ([***]) | ([***]) |
| Other | ([***]) | ([***]) | ([***]) | ([***]) |
| Total | ($3,350) | ($838) | ($1,675) | ($2,513) |

| | | Potential Savings FY14 | FY15 | FY16 | FY17 |
|---|---|---|---|---|---|
| Ramp Up | | 10.0% | 50.0% | 100.0% | 100.0% |
| Effectiveness | 25% | ($84) | ($419) | ($838) | ($838) |
| | 50% | (168) | (838) | (1,675) | (1,675) |
| | 75% | (251) | (1,256) | (2,513) | (2,513) |

*Memo:*

- *Ramp up accounts for the cash costs required to achieve productivity cost take-out*

## Impact to EBITDA Margins

9/21 Case
Productivity Case (75% of Cost Take-Outs)
Productivity Case (25% of Cost Take-Outs)
BCG Case
CY13E EBITA(3)
9.5%
7.8%
5.3%
2.7%
1.4%
11.0%
10.0%
9.0%
8.0%
7.0%
6.0%
5.0%
FY13
FY14
FY15
FY16
FY17
6.9%
6.8%
6.8%
6.4%
6.1%
5.9%
8.2%
7.7%
6.7%
5.9%
10.3%
7.9%
7.3%
5.8%
10.1%
7.9%
7.0%
5.5%

Note: EBITA figures are post-SBC expense. Denali's 9/21 Case FY13 EBITA margin based on estimates provided by Denali management on 02/01/13; FY14 EBITA margin from FY14 Internal Plan

(1) Based on discussions with Management, we understand that all or part of the Productivity Cost Take-Outs are implicit in the 9/21 Case

(2) New Denali includes Enterprise, Software and the Enterprise-related portions of the Services and Software & Peripherals businesses

(3) Amortization used in EBITA margin for Acer, Lenovo and Asus based on historical amortization expense

Source: BCG, Denali Management

[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.

EVERCORE PARTNERS 12

Cost Cutting Opportunities Identified

Source: Evercore Partners 2/4/13 presentation to the Board.
Boston Consulting Group estimates that the Company could realize up to $3.35 billion in cost savings which would drive meaningful margin expansion.

Positioning for Long-Term Profitability

Dell’s recent aggressive PC pricing strategy is designed to buy meaningful market share while sacrificing near-term margins - a strategy that will benefit future owners.
“We continued to face a competitive pricing environment and have aligned our pricing strategy to invest in growth ahead of planned reductions in our cost structure, and this has affected our profitability. We remain focused on pursuing strategic revenue opportunities that will drive long-
term profitability and cash flow.”
- Brian Gladden, CFO Q1 2014 Earnings Call
“We are investing and acquiring new customer accounts that will benefit our long-term profitability and cash flow.”
- Tom Sweet, VP Corporate Finance Q1 2014 Earnings Call
“It’s absolutely the right thing to do for the long term. But these are accounts that you have to go out and take a different tack and pricing strategy with, and that’s often to provide an entry level into that account.”
- Tom Sweet, VP Corporate Finance Q1 2014 Earnings Call
“In many cases, these are accounts that we feel very good about [with respect to] the long-term profitability and the impact on our cash flow over time. So while we may not see that showing up as a positive in the P&L in the short term, we think for the long term it’s the right thing to do to get ourselves back in price position to scale the business.”
- Brian Gladden, CFO Q1 2014 Earnings Call
Management Quotes from Recent Earnings Call

We believe the $13.65 merger consideration substantially undervalues the Company even when using depressed results from FQ1’14 as our base.

Our Dell Valuation Model
	Icahn/SAM Calculated Value (In MM)		Calculated Value Per Share
Servers & Networking	$8,007	0.75x Sales(1)		$4.5
Storage	2,035	1.2x Sales(1)		1.1
Enterprise Solutions (ESG)	$10,042	0.8x Sales		$5.6
Services	12,210	11.0x NOPAT(1)		6.8
Quest Software	2,400	At Cost		1.3
End User Computing (EUC)	3,600	4.0x OI(1)		2.0
Total Operating Value	$28,252			$15.8

Unallocated Expenses	(1,320)	6.0x OI		(0.7)
Cost Opportunity	3,000	6.0x OI(2)		1.7

Cash & Investments	13,208(3)			7.4
Debt	(7,248) (3)			(4.1)
DFS Receivables	4,374(3)			2.4
Total Valuation	$40,266		$	~23

(1) Based on FQ1’14 annualized results. See Appendix for public comps and multiple derivation.
(2) Assumes $500MM in annual cost savings compared to Boston Consulting Group estimate of a $3.35Bn opportunity.
(3) As of 5/3/2013.

Segments as % of Operating Value
Assigning NO VALUE to the PC business would still result in a valuation of approximately $20 per share

	Earnings Case Assumed
	Adjusted Last Quarter Annualized	BCG Base Case (FY’15)	BCG 25% Case (FY’15)	BCG 75% Case (FY’15)
Non-GAAP Operating Income	2,800(2)	3,300(3)	3,700(3)	4,500(3)
Less: Est. Foregone DFS Income	(323)	(250)(4)	(250)(4)	(250)(4)
Less: Net Interest Expense(5)	(556)	(556)	(556)	(556)
Pro Forma Pretax Income	1,921	2,494	2,894	3,694

Tender Offer	$14 per share	$14 per share	$14 per share	$14 per share
Shares Tendered	1,118	1,118	1,118	1,118
Pro Forma Shares Outstanding	670	670	670	670

Pro Forma Pretax EPS	$2.87	$3.72	$4.32	$5.51
Illustrative EPS of a Potential Dell Self Tender
Alternative(1) Using Various Earnings Assumptions (1/2)

Illustrative Example: 1,118MM Shares Tendered
(1) Any alternative proposal by Icahn and Southeastern would be contingent upon the proposed take-private transaction being defeated, the election of a new Dell Board of Directors, and approval by that new Board.
(2) Assumes FQ’14 annualized non-GAAP operating income of $590MM adjusted for Dell Software’s acquisition-accounting related loss. Assumes Dell Software operating income of
 $100MM, which is approximately equal to Quest Software’s trailing twelve months operating income at the time of the acquisition.
(3) Source: Dell Proxy Statement filed 5/31/13.
(4) Assumes in FY’15 DFS begins to rebuild receivables balance.
(5) Assumes 5.5% cost of debt and 0.5% interest income.
A Dell self tender would be highly accretive and result in pro forma EPS significantly higher than current levels.

	Earnings Case Assumed
	Adjusted Last Quarter Annualized	BCG Base Case (FY’15)
Non-GAAP Operating Income	2,800(2)	3,300(3)
Plus: Cost Savings(4)	1,675	1,675
Less: Est. Foregone DFS Income	(323)	(250)(5)
Less: Net Interest Expense(6)	(556)	(556)
Pro Forma Pretax Income	3,596	4,169

Tender Offer	$14 per share	$14 per share
Shares Tendered	1,118	1,118
Pro Forma Shares Outstanding	670	670

Pro Forma Pretax EPS	$5.37	$6.22
Illustrative EPS of a Potential Dell Self Tender
Alternative(1) Using Various Earnings Assumptions (2/2)

Illustrative Example: 1,118MM Shares Tendered
(1) Any alternative proposal by Icahn and Southeastern would be contingent upon the proposed take-private transaction being defeated, the election of a new Dell Board of
 Directors, and approval by that new Board.
(2) Assumes FQ’14 annualized non-GAAP operating income of $590MM adjusted for Dell Software’s acquisition-accounting related loss. Assumes Dell Software operating income of $100MM, which is approximately equal to Quest Software’s trailing twelve months operating income at the time of the acquisition.
(3) Source: Dell Proxy Statement filed 5/31/13.
(4) Assumes half of the $3,350MM cost opportunity estimated by the Boston Consulting Group.
(5) Assumes in FY’15 DFS begins to rebuild receivables balance.
(6) Assumes 5.5% cost of debt and 0.5% interest income.

Assuming only half of the $3,350MM cost opportunity identified by the Boston
Consulting Group would further increase EPS.

Pro Forma Leverage
# Of Shares Tendered (MM)	Pro Forma Gross Debt ($MM)	Pro Forma Cash ($MM)	Pro Forma Net Debt ($MM)	Pro Forma Net Debt/EBITDA(4)
875	7,025	4,900	2,125	0.7x
1,000	8,838	4,900	3,938	1.2x
1,118	10,547	4,900	5,647	1.7x

• Under the Michael Dell/Silver Lake Proposal, the Net Debt/EBITDA multiple is approximately
 3.7x(2)
• Under Icahn and Southeastern’s Dell self tender proposal, the maximum pro forma Net
 Debt/EBITDA multiple is 1.7x
• Michael Dell claims that our proposal for a Dell self tender would restrict the Company’s financial flexibility and jeopardize customer perception and employee retention(3). However, a Dell self tender proposal would result in a maximum leverage multiple of 1.7x as opposed to the 3.7x leverage multiple under the proposed Michael Dell/Silver Lake take-private transaction

Reasonable Utilization of the Balance Sheet

Icahn and Southeastern’s Dell self tender proposal(1) could comfortably be financed utilizing Dell’s balance sheet.
(1) Any alternative proposal by Icahn and Southeastern would be contingent upon the proposed take-private transaction being defeated, the election of a new Dell Board of
 Directors, and approval by that new Board.
(2) Assumes FY’14 Final Board Case EBITDA of $3.6Bn and pro forma net debt for the Michael Dell/Silver Lake transaction.
(3) Dell materials filed 6/21/13.
(4) Assumes Final FY’14 Board Case EBITDA of $3.3Bn, which is pro forma for loss of DFS income.

Long-Term Potential

Boston Consulting Group’s cases illustrate Dell’s long-term potential.
Source: Dell Proxy Statement filed 5/31/13.
BCG Base Case
$Bn
Fiscal Year
2014
2015
2016
2017
Revenue
$56.4
$55.5
$55.1
$54.3
Gross margin
12.9
12.6
12.5
12.3
Non-GAAP Operating Income
3.4
3.3
3.2
3.0
BCG 25% Base Case
Fiscal Year
2014
2015
2016
2017
Revenue
$56.4
$55.5
$55.1
$54.3
Gross margin
12.9
12.8
12.8
12.6
Non-GAAP Operating Income
3.4
3.7
4.0
3.8
BCG 75% Base Case
Fiscal Year
2014
2015
2016
2017
Revenue
$56.4
$55.5
$55.1
$54.3
Gross margin
13.0
13.1
13.4
13.1
Non-GAAP Operating Income
3.6
4.5
5.7
5.5

Dell (DELL) Price Chart
10-Sep-2012 to 20-Jun-2013 (Daily)
Dell Inc.
14
13
12
11
10
9
Rumors of Dell transaction surface
90-Day Trading Average Ended 1/11/13: $9.97
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Source: FactSet Prices

Hewlett-Packard (HPQ) Price Chart
10-Sep-2012 to 20-Jun-2013 (Daily)
Hew lett-Packard Co.
26
24
22
20
18
16
14
12
90-Day Trading Average Ended 1/11/13: $14.72
Sep
Oct
Nov
Dec
Jan
Feb
Mar
Apr
May
Jun
Source: FactSet Prices

Stock Price “Capped” by Merger Consideration

Dell’s Special Committee may have obtained a 37% premium for stockholders, but the nearest comp has appreciated almost 65% over the same period(1).
(1) Based on the 90-day trading average ended 1/11/13 before rumors of a possible Dell take-private transaction were first published.
37%
64%
DELL
90-Day Trading Average(1)	$9.97
Offer Price	$13.65
Offer Price Premium	37%
HPQ
90-Day Trading Average(1)	$14.72
Current Price (6/21/13)	$24.15
Current Price Appreciation	64%
Source: FactSet.
Source: FactSet.

Dell Inc.
Dell Inc. - Price
35
30
25
20
15
10
5
'07
'08
'09
'10
'11
'12

There is No Premium for Long-Term Stockholders

Claiming a 37% premium is insulting to long-term stockholders.
		Percentage over the offer
5 Year Average:	$16.56	21%
High:	$30.60	124%
2 Year Average	$14.14	4%
High:	$18.32	34%

5 Year High:
$ 30.60
Take-Private Offer:
$ 13.65
90-Day Average
Trading Price:
$ 9.97
124%
Above the Offer
37% Premium
2 Year High:
$ 18.32
34%
Above the Offer
Source: FactSet.

Dell’s Sale and Governance Process

Go-Shop With Impediments to Value Maximization

In January 2013, the Special Committee was educated on factors maximizing the impact of a go-shop process by Evercore Partners.
Factors Impacting a Go-Shop Process and the Action Taken by Dell’s Special Committee
A longer go-shop period increases the amount of time a
third party has to evaluate a possible transaction - the size and complexity of the target can increase the amount of
time needed
Duration of
Go-Shop
Dell’s Action:
45-day Go-Shop period
(30-60 days is about average)
Termination
Fee
A lower termination fee reduces the value leakage to
stockholders - a superior proposal would have to overcome
the termination fee to provide incremental value to
stockholders
Dell’s Action:
Up to a $450 million termination fee
payable to Silver Lake
Definition of
Superior
Proposal
1. Broader definition of what constitutes a “Superior
 Proposal” gives more latitude to the Special Committee
2. Matching rights serve to discourage bidders and
 therefore should be avoided
Dell’s Action:
Set a restrictive definition of
“Superior Proposal” and included
matching rights for the buyout group
Source: Evercore Partners 1/18/13 presentation to the Board.

• A go-shop process is supposed to operate as
 a post-signing “market-check” that helps fulfill
 the Board’s fiduciary responsibilities
• Since 2005, there have been 137 transactions
 with an equity value over $100MM with go-
 shop provisions (1)
 ➢ Of those transactions, only 16 have resulted
 in a superior offer
 ➢ Superior offers were an average of 20%
 higher than the initial bid

Go-Shop Processes are Rarely Successful

A go-shop provision often provides cover for a pre-chosen deal, especially when management is involved.
(1) Source: Evercore Partners 1/18/13 presentation to Board.
(2) Guhan Subramanian, Go-Shops vs. No-Shops in Private Equity Deals: Evidence and Implications.
“The data does indicate some
reason to be wary [of Go-Shops] in
the specific context of management
buyouts (MBOs). Non-MBOs with
a pure Go-Shop clause are jumped
23% of the time, while MBO Go-
Shops are never jumped.” (2)
Guhan Subramanian
Professor of Law and Business
Harvard Law School and Harvard Business School

## The Special Committee was made aware of the limited efficacy of Go-Shop Provisions.

### Efficacy of Go-Shop Provisions

*Confidential*

*($ in millions)*

- Since 2005, there have been 137 transactions with equity values greater than $100 million with go-shop provisions
  - Of those transactions, only 16 or 12% resulted in a superior offer
  - The superior offers on average were 20% greater than the initial bid

**Announced Deals with "Go-Shop" & Topped**

| Initial Date | Target | Initial Bidder | Competing Bidder | Equity Value | TEV | Go-Shop Period | % Prem. on Initial Bid |
|---|---|---|---|---|---|---|---|
| 03/09/12 | Quest Software | Insight Venture Ptrs | **Denali** | $2,148 | $2,272 | 60 days | 21.7% |
| 10/01/10 | Dynamex | Greenbriar Equity | **Transforce** | 244 | 223 | 40 days | 10.6% |
| 08/13/10 | Dynegy | **Blackstone** | Icahn Enterprises | 542 | 4,760 | 40 days | 10.0% |
| 12/28/09 | AMICAS | Thomas Bravo | **Merge Healthcare** | 219 | 211 | 45 days | 18.7% |
| 11/13/09 | Silicon Storage Technology | Mgmt / Prophet Equity | **Microchip Technology** | 201 | 126.0 | 45 days | 35.7% |
| 11/02/09 | Diedrich Coffee | Peet's Coffee & Tea | **Green Mountain Coffee Roasters** | 200 | 201 | 21 days | 34.6% |
| 04/24/09 | SumTotal Systems | Accel-KKR | **Vista Equity Partners** | 152 | 117 | 31 days | 27.6% |
| 02/26/09 | CKE Restaurants | Thomas H. Lee | **Apollo Management** | 694 | 1,005 | 40 days | 13.6% |
| 02/05/09 | Triad Hospitals | Goldman Sachs / CCMP | **Community Health Systems** | 4,440 | 5,882 | 40 days | 7.5% |
| 06/16/08 | Greenfield Online | Quadrangle Group | **Microsoft / ZM Capital** | 408 | 376 | 50 days | 12.9% |
| 06/22/07 | Barneys New York | **Istithmar World Capital / CVC** | Fast Retailing Co | 942 | 942 | 30 days | 14.2% |
| 06/01/07 | Everlast Worldwide | Hidary Group | **Brands Holdings** | 133 | 163 | 30 days | 24.5% |
| 05/24/07 | Eagle Global Logistics | Jim Crane / Centerbridge / Woodbridge | **CEVA Logistics / Apollo Mgmt** | 1,939 | 1,952 | 20 days | 31.9% |
| 03/08/07 | Catalina Marketing Corp | ValueAct Capital | **Hellman & Friedman** | 1,511 | 1,591 | 45 days | 1.2% |
| 03/02/07 | AeroFlex | General Atlantic / Francisco Ptrs | **Veritas Capital** | 1,081 | 1,071 | 43 days | 7.4% |
| 05/19/05 | Maytag | Ripplewood /GS Capital Partners | **Whirlpool** | 1,677 | 2,585 | 30 days | 50.0% |

Note: Updated as of December 31, 2012. Bold indicates ultimate purchasers
Source: SDC, Merger Metrics

EVERCORE PARTNERS

19

Efficacy of Go-Shop Provisions

Source: Evercore Partners 1/18/13 presentation to Board.

Impediments and Deal Protections

The Special Committee agreed to a suite of deal protection measures that significantly handicap a third-party’s ability to pursue an alternative transaction, especially one where existing stockholders have the choice to receive cash or participate in the
Company’s future.
The restrictive definition of a Superior Proposal, together with other express terms of the Merger Agreement, act as almost impossible barriers for any potential bidder to be a superior proposal:
➢As defined by the Merger Agreement, a Superior Proposal in the form of a dividend or share repurchase must result in a single person (not the Company) owning 50% or more of the outstanding shares (almost impossible) even if such a recapitalization would be an economically superior alternative to the Michael Dell/Silver Lake deal for ALL stockholders not named Michael Dell
➢Before the Merger Agreement was finalized, Southeastern made it clear that it would view a recapitalization in which stockholders can participate as superior, but the Special Committee nonetheless approved terms that would make such a transaction virtually impossible to achieve
➢Icahn and Southeastern believe that stockholders are capable of evaluating the risk of the business and do not need a Special
Committee that owns practically no stock to choose to transfer those risks (and significant upside) to a very sophisticated buyout group
The Special Committee has made securing financing for an alternative transaction a challenge:
➢The Special Committee is unable to provide information or engage in discussions concerning any of our proposals unless such offer falls squarely within the definition of a “Superior Proposal”
➢The significant termination fee (up to $450 million plus diligence fees) payable to Silver Lake
➢Onerous matching rights for Michael Dell/Silver Lake
Stockholders should be given an easier path to support an alternative transaction by voting for new directors:
➢By holding a combined Annual Meeting and Special Meeting, stockholders would have had a real choice to reject the Michael
Dell/Silver Lake deal and at the same time elect new directors on our proposed platform
➢Unfortunately, the Board has chosen to hold a separate Special Meeting rather than hold both meetings concurrently
Source: Dell Proxy Statement filed 3/29/13.

Dell’s Stockholders Deserve Better

• If the Michael Dell/Silver Lake transaction is rejected:
 1) It can be amended
 2) The Board can (and, in Icahn and Southeastern’s opinion, probably would)
 explore the many alternatives to the Michael Dell/Silver Lake proposal, as proposed by Icahn and Southeastern, among others
 3) Dell’s owners can elect new directors in support of a platform to implement the proposed $14 per share Dell self tender. Icahn and Southeastern have given advanced notice of their intent to run a slate of directors at the 2013 Annual
 Meeting
• Under these circumstances, Icahn and Southeastern believe that predictions about a precipitous decline in the market value of Dell stock if the Michael Dell/Silver
 Lake transaction is rejected by shareholders are exaggerated
Stockholders have the power to demand and receive more.

Dell’s owners should reject the Michael Dell/Silver Lake
transaction and force Board exploration and pursuit of an
alternative transaction that would enable Dell’s existing owners to reap the benefits of their multi-year investment in Dell’s
transformation - the value that Michael Dell and Silver Lake would keep for themselves.

Conclusion

Appendix

# Public Comps

## Storage

| Company | | NTM Multiples | | | |
|---|---|---|---|---|---|
| | | EV/Sales | EV/OCF | EV/OI | P/E |
| EMC | | 2.4x | 6.3x | 6.9x | 12.4x |
| NetApp | | 1.3x | 6.5x | 9.6x | 13.8x |
| | **Average** | **1.9x** | **6.4x** | **8.3x** | **13.1x** |

## Services

| Company | | NTM Multiples | | | |
|---|---|---|---|---|---|
| | | EV/Sales | EV/OCF | EV/OI | P/E |
| Accenture | | 1.3x | 9.7x | 10.5x | 17.3x |
| Computer Sciences | | 0.6x | 3.6x | 6.6x | 12.2x |
| Wipro | | 2.6x | 9.0x | 9.8x | 12.8x |
| Cognizant | | 2.7x | 8.6x | 8.9x | 14.5x |
| | **Average** | **1.8x** | **7.7x** | **9.0x** | **14.2x** |

## End User Computing

| Company | EV | NTM Multiples | | | |
|---|---|---|---|---|---|
| | | EV/Sales | EV/OCF | EV/OI | P/E |
| Lenovo | 6,403 | 0.2x | 5.3x | 6.2x | 12.5x |
| Acer | 1,020 | 0.1x | 5.8x | 9.2x | 25.7x |
| Asustek | 5,776 | 0.4x | 6.4x | 6.8x | 9.6x |
| | **Average** | **0.2x** | **5.9x** | **7.4x** | **15.9x** |

## Integrated Solutions

| Company | EV | NTM Multiples | | | |
|---|---|---|---|---|---|
| | | EV/Sales | EV/OCF | EV/OI | P/E |
| Hewlett-Packard | 60,525 | 0.4x | 4.3x | 5.6x | 6.7x |

32

Source: FactSet as of 6/21/13.

## 9/21 management plan vs. peers' Street projected performance

**Comparison of revenue, gross margin and operating margin projections**

| | | Denali | | | Peer median | | | Comparison | | |
|---|---|---|---|---|---|---|---|---|---|---|
| Based on CYE | | Revenue growth '12E-'13E | Gross margin '13E | Operating margin '13E | Revenue growth '12E-'13E | Gross margin '13E | Operating margin '13E | Revenue growth '12E-'13E | Gross margin '13E | Operating margin '13E |
| ESG | Servers | 5.0% | [***]% | 6.2% | 3.3% | 40.1% | 11.1% | ↑ | ↓ | ↓ |
| ESG | Networking | 43.0% | [***]% | (6.3%) | 5.8% | 63.5% | 19.3% | ↑ | ↓ | ↓ |
| ESG | Storage[1] | 13.0% | [***]% | 2.4% | 6.8% | 49.7% | 13.3% | ↑ | ↓ | ↓ |
| | S&P | 2.0% | [***]% | 8.4% | 2.5% | 8.7% | 2.3% | ↓ | ↑ | ↑ |
| | EUC | 0.9% | [***]% | 2.5% | 8.0% | 11.7% | 3.2% | ↓ | ↑ | ↓ |
| | Services | 4.1% | [***]% | 28.5% | 2.9% | 24.5% | 11.2% | ↑ | ↑ | ↑ |
| | Software[2] | 47.6% | [***]% | (1.7%) | 5.3% | 85.2% | 35.9% | ↑ | ↓ | ↓ |

Source: Denali's updated projections as 09/21/12, Wall Street research, FactSet, Company filings
[1] No perfect comparables available for the Storage segment; NetApp and EMC referenced as closest peers
[2] 2012 Denali software revenue assumed to be consensus 2012 Quest revenue

*[***] indicates information that has been omitted on the basis of a confidential treatment request pursuant to Rule 24b-2 of the Exchange Act and has been filed separately with the SEC.*

DISCUSSION MATERIALS
DENALI
7
J.P.Morgan

Derivation of Servers & Networking Multiple

Servers & Networking
A 5-year discounted cash flow model using the following assumptions yields a value of approximately 0.75x revenues:
Assumptions:
 Annual Revenue Growth:
3.0%
Gartner's forecasted worldwide server market revenue CAGR through 2017 as of 6/14/13
 Year 1 OI Margin:
6.0%
Based on FY'13 operating margins provided in 9/24/12 JPM presentation to the Special Committee
 Incremental Margin:
11.6%
Based on peer median operating margins provided in 9/24/12 presentation to the Special Committee
 Terminal Net Earnings Multiple:
12.5x
Dell’s current P/E multiple
 Discount Rate:
8.0%
 Tax Rate:
20.0%
Source: J.P. Morgan 9/24/12 presentation to the Special Committee.

Important Disclosure Information
 SPECIAL NOTE REGARDING THIS PRESENTATION
THIS PRESENTATION INCLUDES INFORMATION BASED ON DATA FOUND IN FILINGS WITH THE SECURITIES AND EXCHANGE
COMMISSION, INDPENDENT INDUSTRY PUBLICATIONS AND OTHER SOURCES. ALTHOUGH WE BELIEVE THAT THE DATA IS RELIABLE,
WE HAVE NOT SOUGHT, NOR HAVE WE RECEIVED, PERMISSION FROM ANY THIRD-PARTY TO INCLUDE THEIR INFORMATION IN THIS
PRESENTATION. MANY OF THE STATEMENTS IN THIS PRESENTATION REFLECT OUR SUBJECTIVE BELIEF

ICAHN ENTERPRISES L.P. (“ICAHN”) AND SOUTHEASTERN ASSET MANAGEMENT, INC. (“SAM”) HAVE FILED A PRELIMINARY PROXY
STATEMENT WITH THE SEC REGARDING THE MANAGEMENT BUYOUT PROPOSAL OF DELL, AS CONTEMPLATED BY THE AGREEMENT
AND PLAN OF MERGER, DATED AS OF FEBRUARY 5, 2013, BY AND AMONG DENALI HOLDING INC., DENALI INTERMEDIATE INC., DENALI
ACQUIROR INC. AND DELL. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF DELL ARE URGED TO READ ICAHN AND SAM’S
DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, CAREFULLY IN ITS ENTIRETY, BECAUSE IT WILL CONTAIN IMPORTANT
INFORMATION ABOUT THE MANAGEMENT BUYOUT PROPOSAL. STOCKHOLDERS OF DELL MAY OBTAIN FREE COPIES OF THE
DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, AND OTHER DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC BY
SAM AND ICAHN AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR BY CONTACTING D.F. KING & CO. TOLL-FREE AT 1-800-347-4750.
INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 13D FILED BY CARL C.
ICAHN AND HIS AFFILIATES ON MAY 10, 2013, AS AMENDED THORUGH THE DATE HEREOF, AND THE SCHEDULE 13D FILED BY
SOUTHEASTERN ASSET MANAGEMENT, INC. AND ITS AFFILIATES ON FEBRUARY 8, 2013, AS AMENDED THROUGH THE DATE HEREOF.
 FORWARD-LOOKING STATEMENTS
Certain statements contained in this presentation are forward-looking statements including, but not limited to, statements that are predications of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Forward-looking statements are not guarantees of future performance or activities and are subject to many risks and uncertainties. Due to such risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements. Forward-looking statements can be identified by the use of the future tense or other forward-looking words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “should,” “may,” “will,” “objective,” “projection,” “forecast,”
“management believes,” “continue,” “strategy,” “position” or the negative of those terms or other variations of them or by comparable terminology.

Important factors that could cause actual results to differ materially from the expectations set forth in this press release include, among other things, the factors identified under the section entitled “Risk Factors” in Dell’s Annual Report on Form 10-K for the year ended February 1, 2013 and under the section entitled “Cautionary Statement Concerning Forward-Looking Information” in Dell’s Definitive Proxy Statement filed on May 31, 2013. Such forward-looking statements should therefore be construed in light of such factors, and SAM and Icahn are under no obligation, and expressly disclaim any intention or obligation, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.